Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended to seek financial advice immediately from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, who, if you are resident in Ireland, is authorised or exempted under the European Communities (Markets in Financial Instruments) Regulations (Nos 1 to 3) 2007 (as amended) of Ireland, or the Investment Intermediaries Act 1995 of Ireland or, who, if you are resident in the United Kingdom, is authorised under the Financial Services and Markets Act 2000 of the United Kingdom.

If you sell or have sold or otherwise transferred all of your Ordinary Shares in Elan, please send the Circular accompanying this Tender Form and the Notice of EGM which you will receive (but not any personalised documentation) to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee as soon as possible. Such documents should not be forwarded to or sent in or into a Prohibited Territory. If you sell or have sold or otherwise transferred only part of your holding of Ordinary Shares, you should retain this document and consult your stockbroker, bank or other agent through whom the sale or transfer was affected immediately as to the action you should take.

This Tender Form should be read in conjunction with the accompanying Circular the terms and conditions of which form part of this Tender Form. Unless the context otherwise requires, the definitions used in the accompanying Circular apply in this Tender Form.

ELAN CORPORATION, PLC
(Incorporated and registered in Ireland under the Companies Acts1963-2012 with registered number 30356)
Tender Form
Proposed Return of Capital to Shareholders by way of Tender Offer to purchase
Ordinary Shares up to a maximum value of US$1 Billion

DO NOT COMPLETE OR RETURN THIS TENDER FORM IF YOU DO NOT WISH TO TENDER ANY ORDINARY SHARES

Acceptances of the Tender Offer must be received by 8.00 a.m. (Irish time) on 18 April 2013

To accept the Tender Offer, complete this Tender Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 3 on page 3 of this Tender Form in the presence of a witness who must also sign in the box and state his or her name and address.

●     If the Ordinary Shares tendered are held jointly with others, all joint holders must sign.

●     Complete, if relevant, Box 4 and Box 5 (on page 3).

●     Return this Tender Form, duly completed and signed together with your share certificate(s) or other document(s) of title, by post to Computershare Investor Services (Ireland) Limited Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland or by hand (during normal business hours) to Computershare Investor Services (Ireland) Limited Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, as soon as possible and, in any event, so as to be received not later than 8.00 a.m. (Irish time) on 18 April 2013. A pre-paid reply envelope is enclosed for your convenience.

●     If your Ordinary Shares are in uncertificated form (that is, in CREST), you should not complete or return a Tender Form, but take action as set out in paragraph 3.3 Part IV of the Circular.

●     If you hold Ordinary Shares in both certificated and uncertificated form, you should complete a Tender Form in relation to the certificated holding(s) only. Similarly, if you hold Ordinary Shares in certificated form but under different designations you should complete a separate Tender Form in respect of each designation. You can obtain further Forms of Acceptance by contacting Computershare Investor Services (Ireland) Limited between 9.00 a.m. and 5.00 p.m. on any Dublin business day on telephone number 01 447 5107 or, if telephoning from outside Ireland, on telephone number +353 1 447 5107.

Notes

If you hold your Ordinary Shares in certificated form and your share certificate(s) is/are currently lost or unavailable, complete this Tender Form and return it as described above and forward the share certificate(s) as soon as possible thereafter and, in any event, by 8.00 a.m. (Irish time) on 18 April 2013 to Computershare Investor Services (Ireland) Limited at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland or by hand (during normal business hours only) to Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland. If your share certificate(s) is lost, you will need to take the action as set out in note 6 on page 4.

If you hold Ordinary Shares under different designations, you should complete a separate Tender Form for each designation. You can obtain further Tender Forms from Computershare Investor Services (Ireland) Limited at the address above or contact by telephone number 01 447 5107 or, if telephoning from outside Ireland on telephone number +353 1 447 5107. Please read the Circular, which sets out the terms and conditions of the Tender Offer which are deemed to be incorporated in, and form part of, this Tender Form.

A Tender Form returned postmarked in Prohibited Territories, or otherwise appearing to have been sent from Prohibited Territories, may not be accepted as a valid tender.

If you are in any doubt as to how to complete this Tender Form, please contact Computershare Investor Services (Ireland) Limited on either of the telephone numbers listed above. For legal reasons, Computershare Investor Services (Ireland) Limited will not be able to provide advice on the merits of the Tender Offer or provide financial, legal or tax advice.

HOW TO COMPLETE THE TENDER FORM ON PAGE 3 The provisions of Part IV to the Circular are deemed to be incorporated in and form part of this Tender Form.

If your address details in Box 1 have changed or are incomplete please tick the box and show the updated information, in BLOCK CAPITALS using BLACK INK

I/We, whose signature(s) appear(s) in Box 3, having received and read the Circular, hereby irrevocably offer to sell to Davy the number of Ordinary Shares inserted in Box 2 at the indicated Price Range Increment, on the terms and subject to the conditions set out in Part IV of the Circular and in this Tender Form, for settlement in cash.

To the extent that my/our Ordinary Shares are held in certificated form and my/our share certificate(s) is/are readily available, I/we enclose the share certificate(s) and/or other documents) of title in respect of the Ordinary Shares tendered.

I/We acknowledge and agree that if I/we do not specify a number of Ordinary Shares, and/or a Price Range Increment Davy or its agent may deem this Tender Form to be invalid without further reference to me/us.

THE TENDER OFFER

Election to participate in the Tender Offer

If you wish to tender some or all of your Ordinary Shares, please insert the number of Ordinary Shares that you wish to tender and the Price Range Increment at which you wish to tender any or all of your Ordinary Shares (namely the Strike Price, US$11.25, US$11.50, US$11.75, US$12.00, US$12.25, US$12.50, US$12.75 or US$13.00 per Ordinary Share only within these set prices). Each Ordinary Share may only be tendered once.

If you wish to tender any or all of your Ordinary Shares you have a choice to submit a tender at the same Price Range Increment or at different Price Range Increments for different numbers of the Ordinary Shares you are tendering. The Strike Price will be US$ denominated and all Ordinary Shareholders will receive the Euro Equivalent Strike Price.

PLEASE REMEMBER TO SEND US YOUR VALID SHARE CERTIFICATE(S)

SIGNATURES

If you wish to participate in the Tender Offer you MUST sign Box 3, regardless of which other Box(es) you complete. In the case of a joint holding, all the joint holders must sign.

By signing Box 3 you irrecoverably undertake, represent, warrant and agree as provided in paragraph 5 of Part IV of the Circular.

Each individual signing must do so in the presence of an independent witness, who must be over 18 years of age and should not be one of the joint registered holders or otherwise have any financial interest in the relevant Ordinary Shares or in the proceeds resulting from the execution of this Tender Form. The witness should state his or her name and address and sign where indicated. The same person may witness each signature of joint holders.

If this Tender Form is not signed by the registered holder(s), insert the name(s) and the capacity (e.g. executor(s)) of the person(s) signing this Tender Form. You should deliver evidence of your authority in accordance with the Notes on page 4.

A body corporate incorporated in Ireland must execute this Tender Form under seal, the seal being affixed and witnessed in accordance with its Articles of Association or equivalent regulations and in accordance with applicable legislation. A body corporate incorporated outside Ireland should execute this Tender Form in accordance with the laws of the territory in which the relevant body corporate is incorporated and with the provisions of its Articles of Association or equivalent regulations. Any person signing this Tender Form on behalf of a body corporate should state the office which he/she holds in the relevant company.

This Tender Form should not be signed in a Prohibited Territory. This Tender Form shall, when executed, take effect as a deed.

ALTERNATIVE ADDRESS FOR CONSIDERATION AND RETURNED DOCUMENT(S)

If you want your consideration and/or other documents to be sent to someone other than the first-named registered holder at the address set out in Box 1 (e.g. your bank manager or stockbroker) you should complete Box 4 (but not with an address in a Prohibitory Territory).

OVERSEAS SHAREHOLDERS

If you are unable to give the representations and warranties required by paragraph 5 of Part IV of the Circular, you must put “NO” in Box 5. Unless you put “NO” in Box 5 then, by signing and returning this Tender Form, you will be deemed to have given the representations and warranties required by paragraph 5 of Part IV of the Circular. If you put “NO” in Box 5 then you may be deemed not to have validly accepted the Tender Offer or to have made a valid election thereunder. Your attention is also drawn to Box 4.

+	TENDER FORM	+
IF YOU DO NOT WISH TO TENDER ANY OF YOUR ORDINARY SHARES IN THE TENDER OFFER DO NOT COMPLETE OR RETURN THIS TENDER FORM

	☐	Please tick this box if your address details in Box 1 have changed or are incomplete and update below in BLOCK capitals:

	House Number:	Post Code:

Street/Road Name
(block capitals)

Town/City
(block capitals)

Country
(block capitals)

For information purposes only: Number of Ordinary Shares held by you as at the close of business on 8 March 2013.

Please enter here a daytime telephone number (including Area Code) where you can be contacted in the event of any query arising from completion of this Tender Form.	Tel:

TENDER OFFER PRICE

Insert in the appropriate box the number of certificated Ordinary Shares you wish to tender subject to the terms and conditions set out in the Circular and this Tender Form at each tender offer price indicated below. The Strike Price will be US$ denominated and all Ordinary Shareholders will receive the Euro Equivalent Strike Price:

No. of Ordinary Shares to be tendered
1.	Number of Ordinary Shares at the Strike Price per Ordinary Share
2.	Number of Ordinary Shares at US$11.25 per Ordinary Share
3.	Number of Ordinary Shares at US$11.50 per Ordinary Share
4.	Number of Ordinary Shares at US$11.75 per Ordinary Share
5.	Number of Ordinary Shares at US$12.00 per Ordinary Share
6.	Number of Ordinary Shares at US$12.25 per Ordinary Share
7.	Number of Ordinary Shares at US$12.50 per Ordinary Share
8.	Number of Ordinary Shares at US$12.75 per Ordinary Share
9.	Number of Ordinary Shares at US$13.00 per Ordinary Share

ALL SHAREHOLDERS TO SIGN HERE TO ACCEPT THE OFFER. NB ALL SHAREHOLDER SIGNATURE(S) MUST BE WITNESSED.

Execution by individuals Signed and delivered as a deed by:

	Signature(s) of Shareholder(s)	Name of Witness	Signature of Witness	Address of Witness
1

2

3

4

NOTE: The witness must be a person who is over 18 years of age who is not another joint holder and the same witness may witness on behalf of all or any registered holders.

Execution by a Company: The common seal was affixed/executed as a deed on behalf of the Company named above in the presence of:

Name of Company

Signature	Name of Director

Signature	Name of *Director/Secretary/Witness
	(if applicable)	* Delete as appropriate

ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION

Address outside Prohibited Territories to which consideration is to be sent, if not as specified above.

Name & Address (inc Postcode):

OVERSEAS SHAREHOLDERS

Please put “NO” in Box 5 if you are unable to give the representations and warranties set out in paragraph 5 of Part IV of the Circular.

+		+

ADDITIONAL NOTES REGARDING THE COMPLETION
OF THIS TENDER FORM

In order to be effective, this Tender Form must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney. A body corporate incorporated in Ireland must execute this Tender Form under seal, the seal being affixed and witnessed in accordance with its Articles of Association or equivalent regulations and in accordance with applicable legislation. A body corporate incorporated outside Ireland should execute this Tender Form in accordance with the laws of the territory in which the relevant body corporate is incorporated and with the provisions of its Articles of Association or equivalent regulations. Any person signing this Tender Form on behalf of a body corporate should state the office which he/she holds in the relevant company.

In order to avoid inconvenience and delay, the following points may assist you:

1.	If a holder is away from home (e.g. abroad or on holiday):

Send this Tender Form by the quickest means (e.g. airmail) to the holder (but not in or into Prohibited Territories) for execution or, if he has executed a power of attorney, have this Tender Form signed by the attorney in the presence of a witness who must also sign this Tender Form. In the latter case, the original power of attorney (or a copy thereof duly certified) must be lodged with this Tender Form. No other signatures are acceptable.

2.	If you have sold or transferred all, or wish to sell or transfer part, of your holding of Ordinary Shares:

If you have sold or transferred all of your Ordinary Shares, you should send this Tender Form at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee (but not in or into Prohibited Territories). If your Ordinary Shares are in certificated form, and you wish to sell or transfer part of your holding of Ordinary Shares and to accept the Tender Offer in respect of the balance but are unable to obtain the balance share certificate, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Elan’s registrars, Computershare Investor Services (Ireland) Limited, in respect of the balance of your holding of Ordinary Shares.

3.	If the sole holder has died:

A grant of probate or letters of administration must be obtained in respect of the relevant Ordinary Shares. If the grant of probate or letters of administration has/have been registered with Elan’s registrars, this Tender Form must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Tender Form. This Tender Form should then be lodged with Computershare Investor Services (Ireland) Limited at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Elan’s registrars, the personal representative(s) or the prospective personal representative(s) should sign this Tender Form and forward it to Computershare Investor Services (Ireland) Limited at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged before the consideration due under the Tender Offer can be forwarded to the personal representative(s).

4.	If one of the joint holders has died:

This Tender Form is valid if signed by the surviving holder(s) (each in the presence of an independent witness) and, if the Ordinary Shares are held in certificated form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s), and an office copy grant of probate or letters of administration of the deceased holder. These documents will be returned as directed.

5.	If your Ordinary Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

(a)
If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Tender Form and, if the certificate(s) is/are readily available, arrange for this Tender Form to be lodged by such agent with Computershare Investor Services (Ireland) Limited at either of the addresses given on the cover page of this Tender Form, accompanied by the share certificate(s) and/or other document(s) of title.

(b)
If the share certificate(s) is/are not readily available, lodge this Tender Form with Computershare Investor Services (Ireland) Limited at either of the addresses given on the cover page of this Tender Form, duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter. (It will be helpful for your agent, unless he is in Prohibited Territories, to be informed of the full terms of the Tender Offer.)

6.	If your Ordinary Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title:

Complete and execute this Tender Form and lodge it, together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, with Computershare Investor Services (Ireland) Limited at the address given on the cover page of this Tender Form. At the same time you should write to Elan’s Registrars, Computershare Investor Services (Ireland) Limited, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Computershare Investor Services (Ireland) Limited at either of the addresses given on the cover page of this Tender Form.

7.	If the Tender Form is signed under a power of attorney:

The completed Tender Form, together with any share certificate(s) and/or other document(s) of title, should be lodged with Computershare Investor Services (Ireland) Limited at the address set out on the cover page of this Tender Form, accompanied by the original power of attorney (or a copy thereof duly certified). The power of attorney will be duly noted by Computershare Investor Services (Ireland) Limited and returned as directed.

8.	If your full name or other particulars differ from those appearing on your share certificate(s):

(a) Incorrect name e.g.:

	Name on the certificate(s)	John Smith
	Correct name	Jon Smith

complete this Tender Form with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Tender Form are one and the same.

(b)	Incorrect address: insert the correct address in Box 1 of this Tender Form.

(c)	Change of name: lodge your marriage certificate or the deed poll with this Tender Form for noting. These documents will be returned as directed.

9.	If you are outside Ireland:

The attention of Overseas Shareholders is drawn to paragraph 7 of Part IV of the Circular. Without prejudice to paragraph 7 of Part IV, the Company or Davy and/or its agents reserve the right (subject to all applicable law) to treat as valid any acceptance of the Tender Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title.

10.	Payment of Consideration:

The consideration payable under the Tender Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to Computershare Investor Services (Ireland) Limited at the address set out on the cover page of this Tender Form. All Ordinary Shares purchased under the Tender Offer (including Ordinary Shares represented by ADSs) will be purchased at the same price (i.e. the Strike Price) which will be determined by the method set out in the Circular. The Strike Price will not be known until after the end of the Tender Offer period and is expected to be announced by 18 April 2013. The Strike Price will be US$denominated and all Ordinary Shareholders will receive the Euro Equivalent Strike Price. All Ordinary Shareholders who tender Ordinary Shares at a price below or at the Strike Price or as Strike Price Tenders will receive the Euro Equivalent Strike Price for all successful tenders accepted, subject where applicable, to the scaling-back arrangements set out in the Circular.